RULE 424(B)(3)
                                                          SEC FILE NO: 333-61913

                     STICKER SUPPLEMENT DATED MARCH 10, 1999
                    TO PROSPECTUS DATED OCTOBER 30, 1998, OF
                           HIGHWOODS PROPERTIES, INC.

        THE SOLE PURPOSE OF THIS PROSPECTUS SUPPLEMENT IS TO REPLACE THE INFORMATION SET FORTH UNDER THE CAPTION "SELLING SECURITYHOLDERS" IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                             SELLING SECURITYHOLDERS

        This Prospectus relates, in part, to the resale of 10,506,097 shares of Common Stock and warrants to purchase 1,479,290 shares of Common Stock (collectively, the "Resale Securities") by the Selling Securityholders named herein (the "Selling Securityholders"). The Resale Securities comprise:

o       973,738 shares of Common Stock,

o       8,249,206 shares underlying Common Units,

o       1,256,125 shares underlying outstanding warrants,

o 27,028 shares of Common Stock that may be issued pursuant to certain earn-out provisions, and

o the Resale Warrants, which are exercisable for a total of 1,479,290 shares of Common Stock.

        The Resale Securities may be offered from time to time by the Selling Securityholders. The following table provides the name of each Selling Securityholder and the number of shares of Common Stock beneficially owned and offered hereby and the number of shares of Common Stock underlying the Resale Warrants offered hereby by each Selling Securityholder. The number of shares of beneficially owned Common Stock provided in the following table includes the number of shares that may be acquired by each Selling Securityholder upon (i) redemption of Common Units, (ii) exercise of warrants (including the Resale Warrants), whether or not currently exercisable, and (iii) exercise of outstanding stock options that are currently exercisable. Because the Selling Securityholders may offer all or some of the Resale Securities, no estimate can be given as to the amount of shares that will be held by the Selling Securityholders after completion of the offering.

                                                                 NUMBER OF
                                      NUMBER OF      NUMBER OF   SHARES
                                      SHARES         SHARES      UNDERLYING
         NAME OF                      BENEFICIALLY   OFFERED     RESALE
         SELLING SECURITYHOLDER (1)   OWNED(2)       HEREBY (2)  WARRANTS
         --------------------------   --------       ----------  --------
         8-H Partnership              20,833         20,833      0

         1985 Trust F/B/O Clate       2,936          2,936       0
         Joseph Korsant

         1985 Trust F/B/O Justin      2,936          2,936       0
         Frederick Korsant

         4501 Alexander Associates    144,392        8,155       0
         (3)

         ACP-JRL Partnership, Ltd.    577,537        577,537     0
         (4)

         Alfus Family Limited         47,661         47,661      0
         Partnership

         Ariel Associates, L.L.C.     32,424         7,583       0

         Arthur S. DeMoss Foundation  92,046         92,046      0

         ASP Partners (3)             5,941          5,941       0

         The Audri May Tendler Trust  2,929          2,929       0

         Bennie Auerbach              32,486         32,486      0

         Hyman Auerbach               46,759         46,759      0

         Leon Auerbach                32,828         32,828      0

         James W. Ayers               280,04         280,044     0

         James Babb III               1,289          1,289       0

         Gary T. Baker                172,682        172,682     0

         Linda Barry                  31,971         31,971      0

         Mary R. Belser               475            475         0

         Bennett Family Revocable     2,092          2,092       0
         Trust

         Geoffrey Beer                817            817         0

         Karen Blakely                10,000 (5)     0           10,000

         Brainard Holdings,  Inc.     16,378         16,378      0

         David C. Brown, Jr.          2,373          2,373       0

         Thomas C. Brown              2,325          2,325       0

         William A.M. Burden & Co.,   36,634         36,634      0
         L.P.

         C&J Investing Partners       95             95          0

                                                                 NUMBER OF
                                      NUMBER OF      NUMBER OF   SHARES
                                      SHARES         SHARES      UNDERLYING
         NAME OF                      BENEFICIALLY   OFFERED     RESALE
         SELLING SECURITYHOLDER (1)   OWNED(2)       HEREBY (2)  WARRANTS
         --------------------------   --------       ----------  --------
         CMS Oakbrook Summit, L.P.    104            104         0

         CMS Operating Real Estate    20,728         20,728      0
         Properties II, L.P.

         Carolina Capital             3,796          3,796       0
         Corporation

         P. Michael Caruso            11,507         11,507      0

         CBR Associates, Inc.         5,640          5,640       0

         Max C. Chapman               14,634         14,634      0

         Charpat Properties           82,936         82,936      0

         The Condon Family Trust      763,750        763,750     0

         Cypress Westshore, Inc.      83,947         83,947      0

         Mary L. Demetree             25,309         25,309      0

         Allen C. de Olazarra         835,249 (6)    347,084     488,165
                                                     (7)

         Jeff Dishner                 815            815         0

         John W. Eakin (8) (9)        328,504 (10)   322,391     0
                                                     (10)

         Easlan Capital, Inc.         190            190         0

         J. Roger Edwards, Jr.        11,704         11,704      0

         Jonathan Eilian              13,664         13,664      0

         Steuart A. Evans             14,902         14,902      0

         William G. Evans             32,308 (11)    1,539 (11)  0

         Mike Fann                    29,851         29,851      0

         Terry Jay Feldman            2,308          2,308       0

         James K. Flannery, Jr.       30,000 (12)    30,000      0
                                                     (12)

         Jamile J. Francis, Jr.       2,325          2,325       0

         Edward J. Fritsch (9) (13)   72,329 (14)    33,529      0
                                                     (14)

         James R. Gates               835            835         0

         Gene Anderson Family         609,779        609,779     0
         Partnership, L.P. (15)

         Jeffery L. Gibbs             3,505          3,505       0

         GT Investment Corporation    11,438         11,438      0

         Ronald P. Gibson (8) (9)     191,248 (16)   139,124     0
                                                     (16)

         Norman Goldbach              8,777          8,777       0

         Jay and Patricia Goldberg    1,255          1,255       0

         Robert Goldman               202,112        202,112     0

         Steve Goldman                2,104          2,104       0

         Eugene Gorab                 8,446          8,446       0

         David L. Gordon              1,046          1,046       0

         Madison Grose                16,541         16,541      0

         Sidney J. Gunst              13,054         13,054      0

         Hayes Barton United          1,000          1,000       0
         Methodist Church

         Edward W. and Kathleen       1,535          1,535       0
         Hayes

         James R. Heistand (8) (9)    1,512,946      908,373(17) 852,575
                                      (17)(18)

         Henry K. Solomon RKS Trust   4,850          4,850       0

         Thomas A. Hunter III         4,965          4,965       0

         Ted B. Jacobson              7,703          7,703       0

         The James R. Gates           10,381         10,381      0
         Charitable Remainder Trust
         I

         Jerome Janger                198,062        198,062     0

         Linda Janger                 4,394          4,394       0

         JAW Holdings I, L.L.C.       9,621          9,621       0

         Jewish Communal Fund         11,391         11,391      0

         Dale Johannes (9)            203,222 (19)   203,222     103,550
                                                     (19)

         Neal S. Johnston             5,385          5,385       0

         Crawley F. Joyner            13,053         13,053      0

         Parke D. Joyner              13,053         13,053      0

         Susan Kellett                30,220         1,485       0

         Kennington Ltd., Inc.        503,948        503,948     0

         James A. Kleeman             163            163         0

         Merrick Kleeman              8,863          8,863       0

         Kollman Properties Corp.     119,716        119,716     0

         Lowell D. Kraff              238            238         0

         John Kukral                  24,016         24,016      0

         L.B.M. Family Limited        40,683         40,683      0
         Partnership

         LPK Investments, L.L.C.      32,424         7,583       0

         Lambster Partners            2,317          2,317       0

         Alice Victoria M. Langley    27,122         27,122      0

         Eugene Martin Langley, Jr.   16,196         16,196      0

         Arthur Laub                  9,035          9,035       0

         Deborah Laub                 1,046          1,046       0

         Laurich, Inc.(4)             5,800          5,800       0

         Marmour Living Trust         26,820         26,820      0

         Mary Sue McCarthy            10,000 (12)    10,000      0
                                                     (12)

         Michael J. McCarthy          40,000 (12)    40,000      0
                                                     (12)

         Stephen D. McCarthy          10,000 (12)    10,000      0
                                                     (12)

         William J. McCarthy          10,000 (12)    10,000      0
                                                     (12)

         Meyer Capital, L.P.          47,661         47,661      0

         Montrose Corp.               146,649        146,649     0

         Charles E. Mueller           311            311         0

         Michael Mueller              1,142          1,142       0

         Nashville Community          4,000          4,000       0
         Foundation, Inc.

         Jack Nash                    12,019         12,019      0

         Newman Enterprises           12,366         12,366      0

         Nuptaie Terminus Associates  2,325          2,325       0

         The Nussbaum Family Trust    856            856         0

         Dennis L. Olive              4,122          4,122       0

         L. Glenn Orr (20)            10,000 (21)    250 (22)    0

         Paul S. Bennett Family       1,712          1,712       0
         Trust

         Peter Family Revocable       5,897          5,897       0
         Trust

         Alan Petroff                 5,358          5,358       0

         Graydon O. Pleasants         36,400         36,400      0

         John S. Rainey               2,610          2,610       0

         Robert M. Rainey             475            475         0

         John S. Rainey, Trustee
         u/w CS Rainey fbo            237            237         0
         Mary R. Belser

         John S. Rainey, Trustee      95             95          0
         fbo Nancy R. Crowley

         John S. Rainey, Trustee
         u/w CS Rainey fbo            237            237         0
         Nancy R. Crowley

         John S. Rainey, Trustee
         u/w CS Rainey fbo            237            237         0
         Robert M. Rainey

         John S. Rainey and
         Mary R. Belser,
         Trustees u/w CS Rainey fbo   237            237         0
         John S. Rainey

         W. Brian Reames (9)          177,838 (23)   183,244 (23)0

         John E. Reece (9)            83,501(24)     71,251(24)  0

         Michael Rubel                10,265         10,265      0

         SECC Partners                75,881         5,941       0

         SJ Company (25)              23,466         23,466      0

         William E. Salter            10,724         10,724      0

         Chris B. Schoen              31,971         31,971      0

         Alan Schwartz                4,254          4,254       0

         Gerry E. Shannon             2,061          2,061       0

         Jerome Silvey                1,538          1,538       0

         E. Samuel Simpson            2,635          2,635       0

         Judy Sirody                  856            856         0

         O. Temple Sloan, Jr. (9)     513,599 (26)   342,893 (26)0

         David Smith                  52,720         1,485       0

         Margaret Smith               52,720         1,485       0

         Mark C. Smith                39,522         39,522      0

         Robert E. Smith              143,445        1,485       0

         Thomas S. Smith (27)         266,580 (28)   16,216 (28) 0

         Anne S. Sovey                475            475         0

         L. Terrell Sovey             475            475         0

         Stanley and Audri Tendler    7,811          7,811       0
         Family Trust

         Star Investors, GP           62,307         62,307      0

         Starwood Capital Group I,    2,900          2,900       0
         L.P.

         Starwood Capital Group,      69,231         69,231      0
         L.L.C.

         Starwood Office Investors    4,015          4,015       0
         I, Inc.

         Starwood Opportunity Fund    1,055,711      1,055,711   0
         IV, L.P.

         Henry F. Stern               16,316         16,316      0

         Barry Sternlicht             132,256        132,256     0

         Stony Point Estates          6,883          6,883       0

         Stony Point Limited          65,991         65,991      0
         Partnership II

         Jay Sugarman                 3,548          3,548       0

         The Springs Co.              45,968         45,968      0

         Theresa Goldbach             258            258         0
         Testamentary Trust

         Stephen F. Thornton          10,677         10,677      0

         Stephen Timko (3) (9) (20)   208,368 (29)   160,697     0

         Triad Properties Holdings    145,258        145,258     0
         Georgia, L.L.C.

         Trust FBO Grant L. Wilson    32,894         1,456       0
         Dated Aug. 2, 1976

         Trust FBO Grant L. Wilson    61,850         1,213       0
         Dated Dec. 17, 1984

         Trust FBO Kirsten Wilson     32,893         1,456       0
         Dated Aug. 2, 1976

         Trust FBO Kirsten Wilson     61,851         1,213       0
         Dated Dec. 17, 1984

         Trust FBO Sara Wilson        32,893         1,456       0
         Dated Oct. 13, 1976

         Trust FBO Sara Wilson        61,850         1,213       0
         Dated Dec. 17, 1984

         John L. Turner (8) (9)       470,341 (30)   434,541     0
                                                     (30)

         Robert Turner                10,000 (5)     0           10,000

         Harrison A. Underwood III    2,635          2,635       0

         Mark Walsh                   15,000 (5)     0           15,000

         Glenn Weathers               5,344          5,344       0

         Kenneth M. Weiss             223            223         0

         Wendy's of North Alabama,    21,161         21,161      0
         Inc.

         The Westminster              1,000          1,000       0
         Presbyterian Church

         The Wharton School of the    2,623          2,623       0
         University of Pennsylvania

         Roderick T. White            124,540        124,540     0

         William A. White, Jr.        9,805          9,805       0

         Robert A. Wilkins            10,000 (12)    10,000      0
                                                     (12)

         William T. Wilson III        424,754 (31)   293,204     0
         (9)(20)                                     (31)

         Kyle Woolfolk                4,302          4,302       0

         Ziff Investors               230,954        230,954     0
         Partnership, L.P. II                        -------     -

                    TOTAL                            10,506,097  1,479,290
                                                     ==========  =========


--------------------------------------------------------------------------------

(1) A "Selling Securityholder" shall also include any person or entity that receives Resale Securities (or Common Units or warrants redeemable or exercisable for Resale Securities) as a result of (i) their pro rata distribution by an entity to its equity holders, (ii) a gift, or (iii) a pledge. Any Selling Securityholder who is not specifically named in the foregoing table will be named in a supplement to the Prospectus if such a supplement is required by the rules and regulations of the Securities and Exchange Commission at the time such Selling Securityholder offers any Resale Securities.
(2) Unless otherwise noted, number shown represents shares issuable upon redemption of Common Units.
(3) Stephen Timko, a general partner of ASP Partners and 4501 Alexander Associates, is a director of the Company.
(4) James R. Heistand, a director and executive officer, is the sole shareholder of Laurich, Inc., which is the general partner of ACP-JRL Partnership, Ltd.

(5)     Represents shares issuable upon exercise of Resale Warrants.
(6) Includes 28,769 shares of outstanding Common Stock and 488,165 shares issuable upon exercise of Resale Warrants.
(7)     Includes 28,769 shares of outstanding Common Stock.
(8)     Director and executive officer.
(9) The resale of the Selling Securityholder's Issuance Shares are being registered hereby should such Selling Stockholder be deemed to be an affiliate of the Company or otherwise an underwriter of such shares.
(10) Includes 201,579 shares of outstanding Common Stock, 60,000 shares issuable upon exercise of warrants and 16,925 shares issuable upon exercise of currently exercisable options. The number of shares offered also includes 10,812 shares issuable pursuant to earn-out arrangements.
(11)    Includes 1,539 shares of outstanding Common Stock.
(12) Number of shares shown represents shares that may be issued upon exercise of outstanding warrants.
(13)    Executive officer.
(14) Includes 23,385 shares of outstanding Common Stock. The number of shares beneficially owned also includes 38,800 shares issuable upon exercise of currently exercisable stock options.
(15) Gene Anderson, a director and executive officer, is the general partner of Gene Anderson Family Partnership, L.P.
(16) Includes 69,076 shares of outstanding Common Stock. The number of shares beneficially owned also includes 51,300 shares issuable upon exercise of currently exercisable options. Number of shares offered hereby includes only 68,252 shares of outstanding Common Stock.
(17) Includes 74,005 shares of outstanding Common Stock and 852,575 shares issuable upon exercise of Resale Warrants. Number of shared offered hereby includes only 52,769 shares of outstanding Common Stock.
(18) Includes 583,337 shares issuable upon redemption of the Common Units held by Laurich, Inc. and ACP-JRL Partnership, Ltd. in the respective amounts of 5,800 and 577,537, both listed as Selling Securityholders.
(19) Includes 9,231 shares of outstanding Common Stock and 103,550 shares issuable upon the exercise of Resale Warrants.
(20)    Director.
(21) Includes 9,000 shares issuable upon exercise of currently exercisable options and 250 shares of Common Stock.
(22)    Represents shares of outstanding Common Stock.
(23) Includes 107,838 shares of Common Stock and 30,000 shares issuable upon exercise of outstanding warrants. The number of shares offered also includes 5,406 shares issuable pursuant to earn-out arrangements.
(24) Includes 1,000 shares of outstanding Common Stock and 30,000 shares issuable upon exercise of outstanding warrants. The number of shares beneficially owned also includes 11,250 shares issuable upon exercise of currently exercisable options.
(25) O. Temple Sloan, Jr., a general partner of SJ Company, is a director of the Company.

(26) Includes 104,924 shares of outstanding Common Stock. Number of shares beneficially owned includes 23,466 shares issuable upon redemption of Common Units held by SJ Company, a Selling Securityholder, and 147,040 shares issuable upon exercise of currently exercisable options. Number of shares offered hereby includes only 104,724 shares of outstanding Common Stock.
(27)    Thomas S. Smith is a former director and officer of the Company.
(28) The number of shares beneficially owned includes 60,000 shares issuable upon exercise of outstanding warrants and 206,580 shares of outstanding Common Stock. The number of shares offered represents shares issued or issuable pursuant to earn-out arrangements.
(29) Includes 33,210 shares issuable upon redemption of Common Units held by 4501 Alexander Associates, of which Mr. Timko is a general partner, 3,089 shares issuable upon redemption of Common Units held by ASP Partners, of which Mr. Timko is a general partner, and 11,372 shares issuable upon exercise of currently exercisable options.
(30) Includes 7,000 shares of outstanding Common Stock and 35,000 issuable upon exercise of warrants. The number of shares beneficially owned also includes 28,800 shares issuable upon exercise of currently exercisable options. None of the shares offered hereby include outstanding shares of Common Stock.
(31) Includes 7,800 shares of outstanding Common Stock and 35,000 shares issuable upon exercise of warrants. The number of shares beneficially owned also includes 123,750 shares issuable upon exercise of currently exercisable options. None of the shares offered hereby include outstanding shares of Common Stock.